UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2017

Parker-Hannifin Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-4982	34-0451060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6035 Parkland Boulevard, Cleveland, Ohio		44124-4141
(Address of Principal Executive Offices)		(Zip Code)

(216) 896-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed, on December 1, 2016, Parker-Hannifin Corporation (“Parker”), Parker Eagle Corporation, a wholly owned subsidiary of Parker (“Merger Sub”), and CLARCOR Inc. (“Clarcor”) entered into an Agreement and Plan of Merger pursuant to which Merger Sub will be merged with and into Clarcor, with Clarcor surviving the merger as a wholly owned subsidiary of Parker (the “pending Clarcor transaction”).

On December 29, 2016, Parker filed merger control notifications with the competition authorities in Austria and Germany. The applicable review period in Austria expired at 11:59 p.m. on January 26, 2017. In Germany, early clearance was granted on January 26, 2017. The expiration of the review period in Austria and the granting of early clearance in Germany satisfy one of the conditions to the closing of the pending Clarcor transaction. The pending Clarcor transaction remains subject to other closing conditions, including approval by Clarcor’s stockholders. Based on the current date for Clarcor’s special meeting of stockholders on February 23, 2017, and subject to the satisfaction of all closing conditions, the parties currently expect the pending Clarcor transaction to close on or about February 28, 2017.

Additional Information and Where to Find It

In connection with the pending Clarcor transaction, a definitive proxy statement has been filed by Clarcor and mailed to Clarcor’s stockholders. CLARCOR’S STOCKHOLDERS ARE ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY NOW AND WHEN FUTURE FILINGS BECOME AVAILABLE BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING CLARCOR TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from Clarcor’s website at www.clarcor.com under the heading “Investor Information” or by emailing Clarcor at investor@clarcor.com.

Participants in Solicitation

Parker, Clarcor and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the pending Clarcor transaction. Information concerning Parker’s directors and executive officers is set forth in the proxy statement, filed September 26, 2016, for Parker’s 2016 annual meeting of stockholders as filed with the SEC on Schedule 14A and in its most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2016 as filed with the SEC on August 26, 2016. Information concerning Clarcor’s directors and executive officers is set forth in the proxy statement, filed February 19, 2016, for Clarcor’s 2016 annual meeting of shareholders as filed with the SEC on Schedule 14A and in its most recent Annual Report on Form 10-K for the fiscal year ended December 3, 2016 as filed with the SEC on January 27, 2017. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the pending Clarcor transaction are included in the definitive proxy statement.

Cautionary Statement Regarding Forward-Looking Statements

Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. These statements may be identified from use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “potential,” “continues,” “plans,” “forecasts,” “estimates,” “projects,” “predicts,” “would,” “intends,” “anticipates,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and include all statements regarding future performance, earnings projections, events or developments. The risks and uncertainties in connection with such forward-looking statements related to the pending Clarcor transaction include, but are not limited to, the occurrence of any event, change or other circumstances that could delay the closing of the pending Clarcor transaction; the possibility of non-consummation of the pending Clarcor transaction and termination of the merger agreement; the failure to obtain Clarcor stockholder approval of the pending Clarcor transaction or to satisfy any of the other conditions to the merger agreement; the possibility that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval in connection with the pending Clarcor transaction; the risk that stockholder litigation in connection with the pending Clarcor transaction may affect the timing or occurrence of the pending Clarcor transaction or result in significant costs of defense, indemnification and liability; adverse effects on Clarcor’s common stock or Parker’s common stock because of the failure to complete the pending Clarcor transaction; Clarcor’s or Parker’s respective businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, business partners or governmental entities; the parties being unable to successfully implement integration strategies; and significant transaction costs which have been and may continue to be incurred related to the pending Clarcor transaction. Clarcor and Parker caution readers not to place undue reliance on any forward-looking statements. Parker and/or Clarcor make these statements as of the date of this disclosure, and undertake no obligation to publicly update or revise them unless otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER-HANNIFIN CORPORATION

January 31, 2017	By:	/s/ Joseph R. Leonti
Joseph R. Leonti
Vice President, General Counsel and Secretary

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